Exhibit (n)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form N-2 filed pursuant to Rule 462(b) by reference to the registration statement on Form N-2 (File No.333-202699), of our report dated April 17, 2015, relating to the financial statement of AllianzGI Diversified Income & Convertible Fund, which appear in such Registration Statement. We also consent to the reference to us under the heading “Independent Registered Public Accounting Firm” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

New York, New York

May 21, 2015